Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports First Quarter 2026 Financial Results

Results for the First Quarter of 2026:
•Net income attributable to Green Plains of $32.9 million, or EPS of $0.42 per diluted share
•Adjusted EBITDA of $71.5 million, inclusive of $16.3 million from the base business and $55.2 million in 45Z production tax credit value net of discounts and other costs
•No recordable safety incidents during the first quarter of 2026
•Lowered selling, general and administrative expenses to $19.5 million for the first quarter of 2026 compared to both the prior quarter and first quarter of 2025
•Achieved strong utilization in the quarter from the eight operating ethanol plants of 97%

OMAHA, Neb., May 7, 2026 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the first quarter of 2026. Net income attributable to the company was $32.9 million, or $0.42 per diluted share compared to net loss attributable to the company of $(72.9) million or ($1.14) per diluted share, for the same period in 2025. Revenues were $445.8 million for the first quarter of 2026 compared with $601.5 million for the same period last year. EBITDA was $71.5 million compared to ($41.5) million for the same period in the prior year.

“The first quarter marked a meaningful inflection point compared to where the business stood a year ago. Our plants ran at a high level, ethanol margins improved, our co-products performed well, and our carbon program contributed significantly to earnings for the first full quarter with all three Nebraska facilities online,” said Chris Osowski, President and Chief Executive Officer. “Based on our first quarter performance and updated outlook for the remainder of the year, we are raising our guidance to $200 to $225 million of EBITDA associated with the generation of production tax credits.”

“The financial foundation of the business is in a meaningfully better place than it was a year ago,” said Ann Reis, Chief Financial Officer. “Expenses continue to trend lower and the balance sheet gives us flexibility to invest in the business while maintaining strong liquidity. With our focus on operational excellence combined with the earnings from carbon we believe the company is well positioned for sustainable cash flow generation through the remainder of the year.”
Results of Operations
Green Plains’ ethanol production segment sold 174.2 million gallons of ethanol during the first quarter of 2026, compared with 195.3 million gallons for the same period in 2025. The consolidated ethanol crush margin was $64.6 million for the first quarter of 2026, compared with ($14.7) million for the same period in 2025. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, including intercompany marketing and agribusiness fees and excluding net nonethanol operating activities.
Consolidated revenues decreased $155.7 million for the three months ended March 31, 2026, compared with the same period in 2025, primarily due to lower revenues within our ethanol production segment as a result of lower volumes sold primarily driven by the disposition of our Obion, Tennessee plant and lower weighted average selling prices on ethanol, as well as lower revenues in our agribusiness and energy services segment as a result of the company ceasing a third-party marketing agreement with Tharaldson Ethanol Plant I LLC effective April 1, 2025.
Net income attributable to Green Plains increased $105.8 million and EBITDA increased $113.0 million for the three months ended March 31, 2026 compared with the same period in 2025 primarily due to recognition of $55.2 million of 45Z production tax credits net of discounts and other costs, higher margins in our ethanol production and agribusiness and energy services segments and lower selling, general and administrative expenses as a result of restructuring costs of $16.6 million incurred during the three months ended March 31, 2025. Interest expense increased $2.6 million for the three months ended March 31, 2026 compared with the same period in 2025 primarily due to higher debt balances associated with carbon sequestration equipment.
During the first quarter of 2026, the company elected to early adopt ASU 2025-10, Accounting for Government Grants Received by Business Entities. Concurrently, the company elected to change its accounting policy related to the recognition of Section 45Z clean fuel production tax credits. The change in accounting policy results in the recognition of Section 45Z clean fuel production tax credits by analogy under the income model of ASU 2025-10, which results in a reduction of cost of goods sold in the statements of operations and recognition as production tax credits on the consolidated balance sheets. The company previously recorded the credits under ASC 740, Accounting for Income Taxes, which resulted in recognition within income tax benefit in the statements of operations and deferred income taxes, net in the consolidated balance sheets. The company determined that the income model under ASU 2025-10 is preferable because it better reflects the financial benefit of Section 45Z clean fuel production tax credits netted against the costs to produce the low-carbon fuels that the tax legislation was meant to incentivize. The company determined that retrospective adjustment to prior period financials is required. No Section 45Z clean fuel production tax credits were recognized during the first or second quarters of 2025, so no adjustments were made in the statements of operations; however, the company has reclassified balances previously reported as deferred income taxes, net, and other long-term liabilities to production tax credits on the consolidated balance sheets as of December 31, 2025.
Segment Information
The company reports the financial and operating performance for the following two operating segments: (1) ethanol production, which includes the production, storage, and transportation of ethanol, distillers grains, Ultra-High Protein, and renewable corn oil, in addition to CCS operations at our three Nebraska plants and (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, renewable corn oil, natural gas and other commodities.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025	% Var.
Revenues
Ethanol production	$393,359	$497,772	(21.0)%
Agribusiness and energy services	58,605	109,829	(46.6)
Intersegment eliminations	(6,160)	(6,086)	1.2
	$445,804	$601,515	(25.9)%

Gross margin
Ethanol production (1)	$71,728	$(5,692)	*
Agribusiness and energy services	16,218	8,731	85.8
	$87,946	$3,039	*

Depreciation and amortization
Ethanol production	$23,218	$21,035	10.4%
Agribusiness and energy services	31	598	(94.8)
Corporate activities	388	754	(48.5)
	$23,637	$22,387	5.6%

Operating income (loss)
Ethanol production	$39,422	$(39,550)	*
Agribusiness and energy services	13,832	2,433	*
Corporate activities (2)	(8,482)	(25,143)	(66.3)
	$44,772	$(62,260)	*

Adjusted EBITDA
Ethanol production (3)	$63,056	$(19,416)	*
Agribusiness and energy services	14,011	3,156	*
Corporate activities (2)	(5,564)	(25,246)	(78.0)
EBITDA	71,503	(41,506)	*
Restructuring costs	—	16,587	(100.0)
Proportional share of EBITDA adjustments to equity method investees	45	735	(93.9)
	$71,548	$(24,184)	*
(1) Ethanol production includes $56.1 million of 45Z production tax credits net of discounts and other costs for the three months ended March 31, 2026, recorded as a reduction of cost of goods sold.
(2) Corporate activities includes $10.3 million of restructuring costs recorded within selling, general and administrative expenses for the three months ended March 31, 2025 as a result of the company's cost reduction initiative, including severance related to the departure of its former CEO.
(3) Ethanol production includes $55.2 million of 45Z production tax credits recorded net of discounts and other costs for the three months ended March 31, 2026.
*Percentage variance not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025	% Var.

Ethanol production
Ethanol (gallons)	174,196	195,328	(10.8)%
Distillers grains (equivalent dried tons)	362	417	(13.2)
Ultra-High Protein (tons)	54	68	(20.6)
Renewable corn oil (pounds)	58,476	64,263	(9.0)
Corn consumed (bushels)	58,802	66,264	(11.3)

Agribusiness and energy services (1)
Ethanol sold (gallons)	176,145	255,721	(31.1)

(1) Includes gallons from the ethanol production segment.

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025

Ethanol production operating income (loss) (1)	$39,422	$(39,550)
Depreciation and amortization	23,218	21,035
Adjusted ethanol production operating income (loss)	62,640	(18,515)
Intercompany fees and nonethanol operating activities, net (2)	1,976	3,848
Consolidated ethanol crush margin	$64,616	$(14,667)
(1) Ethanol production includes an inventory lower of cost or net realizable value adjustment of $2.5 million for the three months ended March 31, 2025.
(2) Includes ($1.7) million and ($0.4) million for the three months ended March 31, 2026 and 2025, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of March 31, 2026, Green Plains had $183.1 million in total cash and cash equivalents, and restricted cash, and $336.0 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. On April 17, 2026, the Revolver Facility was amended by the Second Amendment to the Loan and Security Agreement and the termination date was extended from March 25, 2027 to September 25, 2027 and the borrowing limit was reduced from $350 million to $300 million. Total debt outstanding at March 31, 2026 was $492.2 million, including $34.0 million outstanding debt under working capital revolvers and other short-term borrowing arrangements.
Conference Call Information
On May 7, 2026, Green Plains Inc. will host a conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss first quarter 2026 operating results. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains website https://investor.gpreinc.com/events-and-presentations.
Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to restructuring costs and our proportional share of EBITDA adjustments of our equity method investees. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.
About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on disciplined execution and leadership in low‑carbon biofuels and high‑value ingredients. The company operates a performance‑driven platform focused on maximizing yield, lowering carbon intensity, and delivering long‑term value through responsible capital deployment. For more information, visit www.gpreinc.com.
Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed or new technologies being deployed; the failure to realize the anticipated selling, general and administrative expense savings from restructuring; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels, distillers grains, Ultra-High Protein, and renewable corn oil; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions, changes in government policies, and global political or economic issues; the financial condition of the company’s customers and counterparties; any non-performance by customers and counterparties of their contractual obligations; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws such as the One Big Beautiful Bill Act, tariffs, renewable fuel programs, tax credit programs, and low carbon programs; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; the results of any reviews, investigations or other proceedings by government authorities; the performance of the company; and other factors detailed in reports filed with the Securities and Exchange Commission (the “SEC”).

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC, and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$95,719	$182,319
Restricted cash	87,425	47,813
Accounts receivable, net	85,856	74,374
Inventories	139,409	148,095
Production tax credits	105,888	40,328
Prepaid expenses and other	17,698	18,117
Derivative financial instruments	10,279	11,494
Total current assets	542,274	522,540
Property and equipment, net	928,679	957,256
Operating lease right-of-use assets	65,254	63,849
Other assets	50,546	41,242
Total assets	$1,586,753	$1,584,887

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$88,591	$134,912
Accrued and other liabilities	68,291	66,828
Derivative financial instruments	35,359	7,901
Operating lease current liabilities	22,477	21,557
Short-term notes payable and other borrowings	34,000	33,584
Current maturities of long-term debt	69,316	3,924
Total current liabilities	318,034	268,706
Long-term debt	388,923	361,992
Operating lease long-term liabilities	44,045	43,648
Carbon equipment liabilities	12,869	104,217
Other liabilities	31,857	34,353
Total liabilities	795,728	812,916

Stockholders' equity
Total Green Plains stockholders' equity	785,176	766,247
Noncontrolling interests	5,849	5,724
Total stockholders' equity	791,025	771,971
Total liabilities and stockholders' equity	$1,586,753	$1,584,887

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended March 31,
	2026	2025

Revenues	$445,804	$601,515

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	357,858	598,476
Selling, general and administrative expenses	19,537	42,912
Depreciation and amortization expenses	23,637	22,387
Total costs and expenses	401,032	663,775
Operating income (loss)	44,772	(62,260)

Other income (expense)
Interest income	2,920	1,003
Interest expense	(11,485)	(8,913)
Other, net	152	(1,515)
Total other expense	(8,413)	(9,425)
Income (loss) before income taxes and income (loss) from equity method investees	36,359	(71,685)
Income tax expense	(2,916)	(106)
Income (loss) from equity method investees, net of income taxes	22	(850)
Net income (loss)	33,465	(72,641)
Net income attributable to noncontrolling interests	527	265
Net income (loss) attributable to Green Plains	$32,938	$(72,906)

Earnings per share
Net income (loss) attributable to Green Plains - basic	$0.48	$(1.14)
Net income (loss) attributable to Green Plains - diluted	$0.42	$(1.14)

Weighted average shares outstanding
Basic	68,841	64,069
Diluted	84,135	64,069

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$33,465	$(72,641)
Noncash operating adjustments
Depreciation and amortization	23,637	22,387
Inventory lower of cost or net realizable value adjustment	—	2,519
Other	5,043	11,962
Net change in working capital	(101,646)	(19,268)
Net cash used in operating activities	(39,501)	(55,041)

Cash flows from investing activities
Purchases of property and equipment, net	(6,448)	(16,710)
Proceeds from the sale of assets	2,000	—
Investment in equity method investees	—	(4,000)
Net cash used in investing activities	(4,448)	(20,710)

Cash flows from financing activities
Net payments - long term debt	(1,046)	(480)
Net proceeds (payments) - short-term borrowings	416	(3,436)
Other	(2,409)	(3,125)
Net cash used in financing activities	(3,039)	(7,041)

Net change in cash and cash equivalents, and restricted cash	(46,988)	(82,792)
Cash and cash equivalents, and restricted cash, beginning of period	230,132	209,395
Cash and cash equivalents, and restricted cash, end of period	$183,144	$126,603

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$95,719	$98,610
Restricted cash	87,425	27,993
Total cash and cash equivalents, and restricted cash	$183,144	$126,603

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Net income (loss)	$33,465	$(72,641)
Interest expense	11,485	8,913
Income tax expense (benefit), net of equity method income taxes	2,916	(165)
Depreciation and amortization (1)	23,637	22,387
EBITDA	71,503	(41,506)

Restructuring costs	—	16,587
Proportional share of EBITDA adjustments to equity method investees	45	735
Adjusted EBITDA	$71,548	$(24,184)

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.

Green Plains Inc. Contacts
Investors: Will Joekel, CFA | Vice President and Treasurer | 402.952.4946 | will.joekel@gpreinc.com
Media: 402.884.8700 | media@gpreinc.com

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